UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2015

MERIDIAN BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36573	46-5396964
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

67 Prospect Street, Peabody, Massachusetts		01960
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 567-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 9, 2015, the Board of Directors (the “Board”) of Meridian Bancorp, Inc. (the “Company”) and East Boston Savings Bank (the “Bank”), a wholly-owned subsidiary of the Company, approved the entry into a two-year change in control agreement with Edward J. Merritt (the “Executive”), Executive Vice President, Business Development and Community Reinvestment, effective January 1, 2016 (the “Change in Control Agreement”). In addition, the Board appointed Mr. Merritt as Corporate Secretary of the Company and Bank effective January 1, 2016.

The Change in Control Agreement, which was entered into between the Executive and the Bank on December 10, 2015, has an initial term of 24 months and renews daily unless written notice of non-renewal is provided to the Executive. The Change in Control Agreement provides that upon the occurrence of a “change in control” (as defined in the Change in Control Agreement) followed by the Executive’s involuntary termination of employment without “cause” (as defined in the Change in Control Agreement) or the Executive’s voluntary termination of employment for “good reason” (as defined in the Change in Control Agreement), the Bank will pay the Executive a lump sum amount equal to the sum of two times his base salary and the highest cash incentive compensation earned by the Executive in any one of the three calendar years immediately preceding the year of termination and the Bank will provide the Executive with continued medical and dental insurance coverage for 24 months, with the Executive paying his share of employee premiums.

The Change in Control Agreement supersedes the Executive’s Amended and Restated Employment Agreement dated as of July 28, 2014 (the “Employment Agreement”). The Bank and the Executive entered into an amendment to terminate the Employment Agreement effective December 31, 2015 (the “Termination Amendment”). In addition, the Bank and the Executive entered into an amendment to freeze the Executive’s Amended and Restated Supplemental Executive Retirement Agreement (the “SERP”) to provide that no additional SERP benefits will accrue on the Executive’s behalf under the SERP after December 31, 2015.

The foregoing descriptions of the Change in Control Agreement, Termination Amendment and Freeze Amendment do not purport to be complete and are qualified in their entirety by reference to Exhibits 10.1, 10.2 and 10.3 of this Current Report, which are incorporated by reference into this Item 5.02.

Item 8.01	Other Events

On December 9, 2015, the Company announced that it will be paying a dividend of $0.03 per share on January 6, 2016 to stockholders of record as of December 23, 2015. A copy of the press release is attached as Exhibit 99 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibits are attached as part of this report:

Exhibit No.	Description

10.1	Two-Year Change in Control Agreement with Edward J. Merritt

10.2	Termination Amendment for the Amended and Restated Employment Agreement with Edward J. Merritt

10.3	Freeze Amendment to the Amended and Restated Supplemental Executive Retirement Agreement for Edward J. Merritt

99	Press release dated December 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MERIDIAN BANCORP, INC.

DATE: December 10, 2015	By:	/s/ Mark L. Abbate
Mark L. Abbate Executive Vice President, Treasurer and Chief Financial Officer